UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                  July 11, 2003


                               THE SHAW GROUP INC.
             (Exact name of registrant as specified in its charter)

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  Louisiana                1-12227                             72-1106167
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(State or other       (Commission File Number)                (IRS Employer
jurisdiction of                                            Identification No.)
of incorporation
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                  4171 Essen Lane, Baton Rouge, Louisiana 70809
              (Address of principal executive offices and zip code)

                                 (225) 932-2500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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                                       -4-

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits. The following materials are filed as Exhibits to this current report on Form 8-K.

99.1.         Press Release dated July 11, 2003 - The Shaw Group
              Announces Financial Results for the Third Quarter of
              Fiscal 2003

Item 9. Regulation FD Disclosure. (Item 12. Disclosure of Results of Operations and Financial Condition.)

         On July 11, 2003, The Shaw Group Inc. ("Shaw" or the "Registrant") issued a press release announcing its financial results for the quarter ended May 31, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

         The press release attached hereto as Exhibit 99.1 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (the "SEC"). Shaw believes that these non-GAAP financial measures provide information that is useful to its investors regarding its financial condition and results of operations.

         The press release contains earnings and earnings per diluted share for the third quarter of fiscal 2003, in each case excluding an after-tax charge relating to Shaw's write-off of investments in marketable securities and accounts and claims receivable from Orion Refining Corporation. Shaw's management believes that the presentation of earnings and earnings per diluted share without the Orion charge provides useful information to investors about Shaw's financial condition and results of operations because the non-cash charge relates to an investment made, and work performed, in 1998 and is not related to Shaw's current operations.

         The press release also contains forecasted EBITDA, which is defined as net income before interest expense, income taxes, depreciation and amortization. EBITDA excludes earnings (losses) from unconsolidated entities, extraordinary items and the cumulative effects of accounting changes. EBITDA is not a measure of financial performance or liquidity under GAAP and should not be considered as a substitute for net income, operating income, net cash provided by operating activities or any other operating or liquidity measure prepared in accordance with GAAP. Other companies may define EBITDA differently and, as a result, Shaw's EBITDA computation may not be comparable to EBITDA or similarly titled measures of other companies.

         Shaw's management believes that EBITDA provides additional information regarding Shaw's ability to assess and evaluate the performance of its business and its ability to meet future debt service, capital expenditure and working capital requirements. In addition, EBITDA is a key component of certain financial ratios under Shaw's credit facility and its indenture relating to its 10 3/4% Senior Notes Due 2010 (the "Senior Notes") and is used by Shaw's management in calculating those ratios.

         The press release also contains forecasted free cash flow, which is defined as cash flow from operating activities, less capital expenditures and cash paid for acquisitions, plus proceeds from sales of assets. Free cash flow should not be considered a substitute for cash flow from operating activities, net cash provided by operating activities or any other liquidity measure prepared in accordance with GAAP. Other companies may calculate free cash flow differently; therefore, Shaw's calculation of free cash flow may not be comparable to similarly titled measures of other companies.

         Shaw's management believes that free cash flow provides additional information regarding its ability to generate cash without external financings. This information may be important to Shaw's investors, particularly those who hold its 20 year, zero-coupon, unsecured convertible debt Liquid Yield Option Notes and its Senior Notes. Free cash flow does not, however, take into account Shaw's debt service requirements and other commitments and therefore is not necessarily indicative of amounts of cash that may be available for discretionary uses.

         This information provided in this Current Report on Form 8-K regarding the Registrant's financial results for the third quarter ended May 31, 2003 is being furnished to the SEC pursuant to Item 12 of Form 8-K in accordance with the interim guidance issued by the SEC in Release Nos. 33-8216; 34-47583.

Limitation on Incorporation by Reference

         In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE SHAW GROUP INC.
                                       (Registrant)

Date:      July 11, 2003                By:  /s/Robert L. Belk
                                                         -----------------
                                        Robert L. Belk, Executive Vice President
                                        and Chief Financial Officer




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                               THE SHAW GROUP INC.

                                  EXHIBIT INDEX

                                    Form 8-K
                                  July 11, 2003

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    Exhibit Number           Description                             Page No.
    --------------           -----------                             --------
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         99.1               Press Release dated July 11, 2003
                            The Shaw Group Announces Financial
                            Results for the Third Quarter of
                            Fiscal 2003